Exhibit 99.1

Natural Resource Partners L.P. 601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.

Reports First Quarter 2015 Results

Highlights

•	Revenues of $109.7 million

•	Net income per unit of $0.14

•	Distributable cash flow of $53.3 million

•	Adjusted EBITDA of $64.2 million

HOUSTON, May 7, 2015 – Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2015 revenues of $109.7 million, resulting in net income per unit of $0.14 compared to $80.3 million in revenues and net income per unit of $0.29 reported for the first quarter 2014. Distributable cash flow was $53.3 million in the first quarter 2015 compared to $38.9 million for 2014. NRP also reported Adjusted EBITDA of $64.2 million for first quarter 2015 versus $69.0 million for first quarter 2014.

“As announced on April 22, we are in the initial stages of implementing a long-term strategic plan to reduce NRP’s debt and enhance our liquidity through this difficult commodity cycle,” said Wyatt Hogan, President and Chief Operating Officer. “During the implementation of this long-term plan, we will remain focused on actively managing our assets and operations in a cost-efficient manner. As demonstrated by our first quarter 2015 results, we have diversified our sources of revenue across a more balanced portfolio of coal royalties, construction aggregates, soda ash and oil and gas, and believe that we are on the right path to achieving our long-term objective of growing NRP while improving our financial profile.”

Highlights	Quarter Ended
	March 31,	March 31,	%
	2015	2014	Change
	(in thousands except per unit and per ton)
Revenues
Total revenues and other income	$109,677	$80,309	37%
Coal production (tons)	11,108	12,252	-9%
Average coal royalty revenue per ton	$3.35	$3.55	-6%
Total coal related revenues	$49,482	$52,373	-6%
Aggregates related revenue	$28,946	$3,396	752%
Oil and gas related revenue	$15,230	$10,058	51%
Equity in earnings of unconsolidated investment	$12,523	$9,779	28%
Operating Expenses	$69,260	$27,870	149%
Net income
Net income to limited partners	$17,139	$31,953	-46%
Net income per common unit	$0.14	$0.29	-52%
Weighted average common units outstanding	122,300	109,848	11%
Net cash provided by operating activities	55,472	38,630	44%
Distributable cash flow(1)	$53,289	$38,927	37%
Adjusted EBITDA(1)	$64,204	$68,978	-7%

(1)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

First Quarter 2015 compared to First Quarter 2014

Revenues and other income

Total revenues and other income for the first quarter 2015 increased 37% to $109.7 million from the same period of 2014 due primarily to increased aggregates related revenues and oil and gas related revenues as a result of the VantaCore construction aggregates and Sanish Field oil and gas acquisitions completed in the fourth quarter of 2014. These increases were partially offset by a decrease in coal related revenues as compared to the first quarter 2014.

NRP Reports First Quarter 2015 Results	Page 2 of 14

The $25.6 million increase in aggregates related revenues included a $26.8 million increase attributable to VantaCore, partially offset by a slight decline in other aggregates related revenues. Equity in earnings of our unconsolidated investment in the soda ash business increased $2.7 million, or 28%, over the first quarter of 2014. In addition, oil and gas revenues increased $5.2 million to $15.2 million.

Coal related revenues decreased 6% to $49.5 million, due to both decreases in coal production volumes by NRP’s lessees (9%) and decreases in average coal royalty revenue per ton (6%) as compared to the first quarter 2014. The decrease in coal royalty revenues resulted primarily from a decrease in Northern Appalachian revenues, where coal reserves were exhausted at one higher revenue mine, and also lower sales volumes in the Illinois Basin. Metallurgical coal represented 33% of coal production and 40% of coal royalty revenues for the first quarter of 2015.

Operating Expenses

Total operating expenses increased $41.4 million to $69.3 million. We incurred $22.4 million of operating expenses as well as $2.7 million of general and administrative expenses related to VantaCore’s operating construction aggregates business. Depreciation, depletion and amortization increased $10.7 million to $25.4 million mainly due to our recent acquisitions.

Net Income

Net income attributable to the limited partners and net income per unit decreased 46% and 52% respectively in the first quarter 2015 compared to the same period in 2014. In addition to the $12.0 million decrease in income from operations, net income per unit was also lower as a result of an increase in the number of common units outstanding in 2015 versus the same period in 2014.

Distributable Cash Flow

Distributable cash flow increased by 37%, or $14.4 million, to $53.3 million in the first quarter 2015, mainly due to timing of cash payments received by our aggregates related business and approximately $5.2 million related to the sale of some minerals rights and assets. In addition, for the first time, NRP has reduced distributable cash flow for maintenance capital expenditures in the amount of $8.5 million for the first quarter of 2015. A portion of the capital expenditures associated with both our oil and gas working interest business and VantaCore are maintenance capital expenditures, which are capital expenditures made to maintain the long-term production capacity of those businesses. Maintenance capital expenditures are projected to be approximately $22 million for 2015, the majority of which are expected to be related to our Williston Basin oil and gas non-operated working interests and incurred primarily in the first half of the year.

NRP Reports First Quarter 2015 Results	Page 3 of 14

Adjusted EBITDA

Adjusted EBITDA declined approximately $4.8 million in the first quarter 2015 to $64.2 million, compared to the $69.0 million generated in the same period in 2014. The decrease is mainly related to decreased coal related revenues.

First Quarter 2015 compared to Fourth Quarter 2014

Highlights	Quarter Ended
	March 31	December 31	% Change
	(in thousands, except per ton and per unit)
Revenues and other income
Total revenues and other income	$109,677	$137,273	-20%
Coal production (tons)	11,108	12,986	-14%
Average coal royalty revenue per ton	$3.35	$3.39	-1%
Total coal related revenue	$49,482	$53,797	-8%
Aggregates related revenue	$28,946	$44,510	-35%
Oil and gas related revenue	$15,230	$22,085	-31%
Equity in earnings of unconsolidated investment	$12,523	$12,551	0%
Operating expenses	$69,260	$106,223	-35%
Net income
Net income to limited partners	$17,139	$8,472	102%
Net income to the limited partners, before considering any impairments(1)	$17,139	$28,645	-40%
Net income per unit	$0.14	$0.07	100%
Net income per unit, before considering any impairments(1)	$0.14	$0.24	-42%
Average units outstanding	122,300	121,449	1%
Net cash provided by operating activities	55,472	53,659	3%
Distributable cash flow(1)	$53,289	$56,066	-5%
Adjusted EBITDA(1)	$64,204	$80,143	-20%

(1)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and other income

Total revenues and other income for the first quarter of 2015 decreased 20%, to $109.7 million from the fourth quarter of 2014, mainly due to decreases in coal related revenues, a seasonal decline in aggregates related revenues and lower oil and gas revenues. The decrease in coal related revenues resulted from a reduction of 1.9 million tons in production offset partially by recognition of minimums as revenue and condemnation payments. Aggregates related revenues from VantaCore were lower due to winter weather conditions and are expected to improve during the remainder of 2015. While oil and gas production improved modestly, prices declined significantly.

Operating Expenses

Operating expenses declined $37.0 million in the first quarter of 2015 from the previous quarter primarily due to a $20.6 million impairment charge taken in the fourth quarter and $9.9 million of seasonally reduced aggregates operating expenses.

Net Income

Net income to the limited partners decreased 40% to $17.1 million and net income per unit decreased 42% to $0.14 in the first quarter before considering impairments taken in the fourth quarter. This decrease was mainly due to seasonally lower aggregates income, lower oil and gas prices, and lower coal production.

Distributable Cash Flow

Distributable cash flow decreased $2.8 million in the first quarter from the fourth quarter mainly due to the reserve for maintenance capital expenditures of $8.5 million partially offset by asset sales.

Adjusted EBITDA

Adjusted EBITDA for the first quarter 2015 decreased 20% to $64.2 million from the $80.1 million generated in the fourth quarter 2014. This decrease was due to lower income from operations as described above.

Long-Term Strategic Plan and Liquidity

On April 22, 2015, NRP announced its long-term strategic plan to strengthen its balance sheet and enhance liquidity. This plan set forth goals to reduce debt and improve various credit metrics by the end of 2017. At March 31, 2015, NRP had cash of $33.3 million. In addition, NRP currently has $75 million available under Opco’s revolving credit facility.

NRP Reports First Quarter 2015 Results	Page 4 of 14

NRP’s cash balance and distributable cash flow are typically lower during the first quarter of each year primarily due to significant cash payments during the quarter for semi-annual interest payments and annual long-term incentive plan payments.

Distributions

On April 22, 2015, as part of NRP’s long-term strategic plan, the Board of Directors of NRP’s general partner declared a reduced quarterly distribution of $0.09 per unit for the first quarter 2015. We intend to use the cash savings from this reduction of approximately $130 million on an annualized basis to repay debt. The distribution is payable on May 14, 2015 to unitholders of record on May 5, 2015.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX. NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States. A large percentage of NRP’s income from operations is generated from royalties and other passive income. In addition, NRP owns an equity investment in OCI Wyoming, a trona/soda ash operation, owns non-operated working interests in oil and gas properties and owns VantaCore, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that we define as net income less equity earnings in unconsolidated investment; plus distributions from equity earnings in unconsolidated investment, interest expense, gross, depreciation, depletion and amortization, and asset impairments. Adjusted EBITDA, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDA provides no information regarding a partnership’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Adjusted EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Adjusted EBITDA is useful in evaluating our financial performance because this measure is widely used by financial analysts, investors and rating agencies for comparative purposes. Adjusted EBITDA is also a financial measure widely used by investors in the high-yield bond market. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially

NRP Reports First Quarter 2015 Results	Page 5 of 14

affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. Reconciliations of adjusted EBITDA to net income are included in the table attached to this release.

“Distributable cash flow” represents cash flow from operations, plus returns on unconsolidated equity investments, proceeds from sales of assets, and returns on direct financing lease and contractual overrides, less maintenance capital expenditures. Distributable cash flow is a “non-GAAP financial measure” that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP’s ability to make quarterly cash distributions to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of historical distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, oil, natural gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; the pace of development of our oil and natural gas properties; unanticipated geologic problems; our liquidity and access to capital and financing sources; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

15-05

-Financial statements follow-

NRP Reports First Quarter 2015 Results	Page 6 of 14

Natural Resource Partners L.P.

Operating Statistics—Coal Related Revenue

(in thousands except per ton data)

	Quarter Ended
	March 31,	March 31,
	2015	2014
	(unaudited)
Regional Statistics
Coal royalty production (tons):
Appalachia
Northern	1,745	2,651
Central	4,384	4,376
Southern	974	984

Total Appalachia	7,103	8,011
Illinois Basin	2,584	3,122
Northern Powder River Basin	1,304	879
Gulf Coast	117	240

Total	11,108	12,252

Average royalty revenue per ton:
Appalachia
Northern	$0.36	$0.81
Central	3.99	4.58
Southern	4.81	5.55
Total Appalachia	3.21	3.45
Illinois Basin	4.05	3.99
Northern Powder River Basin	2.69	2.97
Gulf Coast	3.52	3.40
Combined average royalty revenue per ton	$3.35	$3.55
Coal royalty revenues:
Appalachia
Northern	$634	$2,139
Central	17,506	20,038
Southern	4,686	5,464

Total Appalachia	$22,826	$27,641
Illinois Basin	10,467	12,470
Northern Powder River Basin	3,507	2,610
Gulf Coast	412	815

Total coal royalty revenues	$37,212	$43,536

Other coal related revenues:
Override revenue	691	1,343
Transportation and processing fees	4,597	5,097
Minimums recognized as revenue	4,540	1,470
DOH—coal property sale	1,665	—
Wheelage	777	927

Total other coal related revenues	$12,270	$8,837

Total coal related revenues	$49,482	$52,373

Coal related revenues	$30,421	$33,646
Coal related revenues—affiliates	19,061	18,727

NRP Reports First Quarter 2015 Results	Page 7 of 14

Natural Resource Partners L.P.

Operating Statistics—Aggregates and Industrial Minerals

(in thousands)

	Quarter Ended
	March 31,	March 31,
	2015	2014
	(unaudited)
VantaCore
Tonnage Sold	1,486	—
Revenues	$26,773	$—
Operating expenses	$22,407	$—
Aggregates royalty revenues and production
Tonnage	633	1,215
Aggregate royalty revenues	$444	$1,481
Other aggregate related revenue
Override revenue	$1,434	$1,028
Bonus revenue	—	—
Processing fees	153	163
Minimums recognized as revenue	8	616
Wheelage	134	108
Other aggregate related revenue	$1,729	$1,915

Total aggregate related revenues	$28,946	$3,396

Soda ash revenues and distributions
Equity in earnings of unconsolidated investment	$12,523	$9,779
Cash distributions from equity earnings in unconsolidated investment	$10,903	$11,645

NRP Reports First Quarter 2015 Results	Page 8 of 14

Natural Resource Partners L.P.

Operating Statistics—Oil and Gas

($ in thousands)

	Quarter Ended
	March 31,	March 31,
	2015	2014
	(unaudited)
Williston Basin non-operated working interests
Production volumes
Oil (MBbls)	307	68
Natural gas (Mcf)	221	15
NGL (MBoe)	40	3
Average sales price per unit
Oil ($/Bbl)	39.34	105.53
Natural gas ($/Mcf)	2.71	5.73
NGL ($/Boe)	12.28	39.00
Revenues
Oil	$12,076	7,176
Natural gas	598	86
NGL	491	117
Non-production revenue	450	—
Total	$13,615	$7,379
Other oil and gas related revenues
Royalty and overriding revenues	$1,615	2,679

Total oil and gas related revenues	$15,230	$10,058

NRP Reports First Quarter 2015 Results	Page 9 of 14

Natural Resource Partners L.P.

Consolidated Statements of Comprehensive Income

(in thousands, except per unit data)

	Quarter Ended
	March 31,	March 31,
	2015	2014
	(unaudited)
Revenues and other income:
Coal related revenues	$30,421	$33,646
Coal related revenues—affiliates	19,061	18,727
Aggregate related revenues	28,946	3,396
Oil and gas related revenues	15,230	10,058
Equity in earnings of unconsolidated investment	12,523	9,779
Property taxes	3,004	3,967
Other	492	736

Total revenues and other income	109,677	80,309
Operating expenses:
Coal related expenses	1,321	577
Aggregate related expenses	22,407	73
Oil and gas related expenses	3,762	1,921
General and administrative	7,454	2,690
General and administrative—affiliates	3,786	3,094
Depreciation, depletion and amortization	25,392	14,647
Property, franchise and other taxes	5,138	4,868

Total operating expenses	69,260	27,870
Income from operations	40,417	52,439
Other income (expense)
Interest expense	(22,943)	(19,860)
Interest income	15	26

Other expense, net	(22,928)	(19,834)

Net Income	$17,489	$32,605
Less: net income attributable to non-controlling interest	—	—

Net income attributable to NRP	$17,489	$32,605

Net income attributable to partners:
Limited partners	$17,139	$31,953

General partner	$350	$652

Basic and diluted net income per common unit	$0.14	$0.29

Weighted average number of units outstanding:	122,300	109,848

Net income	$17,489	$32,605
Comprehensive loss from unconsolidated investment and other	(965)	(101)

Comprehensive income attributable to NRP	$16,524	$32,504

NRP Reports First Quarter 2015 Results	Page 10 of 14

Natural Resource Partners L.P.

Consolidated Statements of Cash Flow

(in thousands, except per unit data)

	Quarter Ended
	March 31,	March 31,
	2015	2014
	(unaudited)
Cash flows from operating activities:
Net income	$17,489	$32,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	25,392	14,647
Equity earnings from unconsolidated investment	(12,523)	(9,779)
Distributions from equity earnings from unconsolidated investments	10,903	11,645
Other, net	(1,010)	747
Other net, affiliates	7	—
Change in operating assets and liabilities:
Accounts receivable	15,110	(4,262)
Accounts receivable—affiliates	3,643	(3,098)
Accounts payable	(2,642)	(1,568)
Accounts payable—affiliates	(14)	478
Accrued liabilities	921	1,256
Deferred revenue	5,845	330
Deferred revenue—affiliates	(738)	3,412
Accrued incentive plan expenses	(6,275)	(8,065)
Other items, net	103	(18)
Other items, net—affiliates	(739)	300

Net cash provided by operating activities:	55,472	38,630
Cash flows from investing activities:
Acquisition of mineral rights	(16,788)	(1,804)
Acquisition of plant and equipment	(1,365)	—
Proceeds from sale of mineral rights	4,261	—
Proceeds from sale of plant and equipment	905	—
Return on direct financing lease and contractual override—affiliate	1,137	297

Net cash used in investing activities	(11,850)	(1,507)
Cash flows from financing activities:
Proceeds from loans	25,000	2,000
Repayment of loans	(41,166)	(41,166)
Proceeds from issuance of common units	—	4,513
Capital contribution by general partner	—	92
Distributions to non-controlling interests	(662)	(974)
Distributions to partners	(43,678)	(39,218)
Other	83	(57)

Net cash used in financing activities	(60,423)	(74,810)
Net decrease in cash and cash equivalents	(16,801)	(37,687)
Cash and cash equivalents at beginning of period	50,076	92,513

Cash and cash equivalents at end of period	$33,275	$54,826

Supplemental cash flow information:
Cash paid during the period for interest	$14,344	$14,703
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	$3,761	$—

NRP Reports First Quarter 2015 Results	Page 11 of 14

Natural Resource Partners L.P.

Consolidated Balance Sheets

(in thousands, except for unit information)

	March 31	December 31
	2015	2014
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,275	$50,076
Accounts receivable, net	52,323	66,455
Accounts receivable—affiliates	5,851	9,494
Inventory	5,790	5,814
Prepaid expenses and other	4,154	4,279

Total current assets	101,393	136,118
Land	25,243	25,243
Plant and equipment, net	78,584	60,093
Mineral rights, net	1,773,449	1,781,852
Intangible assets, net	59,713	60,733
Equity in unconsolidated investment	262,722	264,020
Long-term contracts receivable—affiliate	49,610	50,008
Goodwill	29,465	52,012
Other assets	13,746	14,645

Total assets	$2,393,925	$2,444,724

LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$16,862	$22,465
Accounts payable—affiliates	936	950
Accrued liabilities	50,772	43,533
Current portion of long-term debt	155,983	80,983

Total current liabilities	224,553	147,931
Deferred revenue	79,052	73,207
Deferred revenue—affiliates	86,315	87,053
Long-term debt, net	1,283,352	1,374,336
Long-term debt, net—affiliate	19,911	19,904
Other non-current liabilities	8,403	22,138
Partners’ capital:
Common unitholders’ interest (122,299,825 units outstanding)	683,354	709,019
General partner’s interest	11,721	12,245
Accumulated other comprehensive loss	(1,424)	(459)

Total partners’ capital	693,651	720,805
Non-controlling interest	(1,312)	(650)

Total capital	692,339	720,155

Total liabilities and capital	$2,393,925	$2,444,724

NRP Reports First Quarter 2015 Results	Page 12 of 14

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended
	March 31,	March 31,
	2015	2014
	(unaudited)
Net cash provided by operating activities	$55,472	$38,630
Return on direct financing lease and contractual overrides	1,137	297
Proceeds from sale of mineral rights	4,261	—
Proceeds from sale of plant and equipment	905	—
Maintenance capital expenditures	(8,486)	—

Distributable cash flow	$53,289	$38,927

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended

	March 31,	December 31,
	2015	2014
	(unaudited)
Net cash provided by operating activities	$55,472	$53,659
Return on direct financing lease and contractual overrides	1,137	994
Proceeds from sale of mineral rights	4,261	—
Proceeds from sale of plant and equipment	905	1,413
Maintenance capital expenditures	(8,486)	—

Distributable cash flow	$53,289	$56,066

NRP Reports First Quarter 2015 Results	Page 13 of 14

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net income”

to Non-GAAP “Adjusted EBITDA”

	Quarter Ended
	March 31,	March 31,
	2015	2014
	(unaudited)
Net income	$17,489	$32,605
Less equity in earnings of unconsolidated investment	(12,523)	(9,779)
Add distributions from equity earnings in unconsolidated investment	10,903	11,645
Add depreciation, depletion and amortization	25,392	14,647
Add interest expense, gross	22,943	19,860

Adjusted EBITDA	$64,204	$68,978

Reconciliation of GAAP “Net income”

to Non-GAAP “Adjusted EBITDA”

	Quarter Ended
	March 31,	December 31,
	2015	2014
	(unaudited)
Net income	$17,489	$8,645
Less equity in earnings of unconsolidated investment	(12,523)	(12,551)
Add distributions from equity earnings in unconsolidated investment	10,903	10,780
Add depreciation, depletion and amortization	25,392	30,258
Add asset impairments	—	20,585
Add interest expense, gross	22,943	22,426

Adjusted EBITDA	$64,204	$80,143

NRP Reports First Quarter 2015 Results	Page 14 of 14

Natural Resource Partners L.P.

Reconciliation of GAAP “Total operating costs and expenses”

to Non-GAAP “Total operating expenses before considering any impairments”

(in thousands)

	Quarter Ended
	December 31,	March 31,	March 31,
	2014	2015	2014
	(unaudited)
Operating expenses
Total operating expenses as reported	$106,223	$69,260	$27,870
Impairments	(20,585)	—	—
Total operating costs before considering any impairments	85,638	69,260	27,870

Reconciliation of GAAP “Net income attributable to the limited partners”

to Non-GAAP “Net income attributable to the limited partners before considering any impairments”

(in thousands)

	Quarter Ended
	December 31,	March 31,	March 31,
	2014	2015	2014
	(unaudited)
Net income attributable to the limited partners
Net income as reported	$8,645	$17,489	$32,605
Impairments	20,585	—	—
Net income before considering any impairments	$29,230	$17,489	$32,605
Net income, before considering any impairments, attributable to:
General partner	$585	$350	$652
Limited partners	$28,645	$17,139	$31,953

Reconciliation of GAAP “Basic and diluted net income per unit”

to Non-GAAP “Net income per unit before considering any impairments”

(in thousands)

	Quarter Ended
	December 31,	March 31,	March 31,
	2014	2015	2014
	(unaudited)
Net income per unit
Net income per unit as reported	$0.07	$0.14	$0.29
Adjustment for impairments	0.17	—	—
Net income per limited partner unit, before considering any impairments	0.24	0.14	0.29
Weighted number of units outstanding	121,449	122,300	109,848

*	Numbers may not add due to rounding

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